DRS TECHNOLOGIES, INC.

                                 EXHIBIT 11

                 SCHEDULE OF COMPUTATIONS OF PER SHARE EARNINGS

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                                                               Three Months Ended December 31,        Nine Months Ended December 31,
                                                               -------------------------------        ------------------------------
                                                                  1997                 1996               1997              1996
                                                                  ----                 ----               ----              ----
                                 BASIC EPS

 Net earnings for basic earnings per share                    $ 1,560,000          $ 1,406,000        $ 4,370,000      $ 3,922,000
                                                              ===========          ===========        ===========      ===========

 Weighted average number of shares outstanding                  5,614,000            5,538,000          5,598,000        5,507,000
                                                              ===========          ===========        ===========      ===========

 Basic earnings per share                                     $      0.28          $      0.25        $      0.78      $      0.71
                                                              ===========          ===========        ===========      ===========

                               DILUTED EPS


 Net earnings                                                 $ 1,560,000          $ 1,406,000        $ 4,370,000      $ 3,922,000

 Add-interest on 8-1/2% Convertible Subordinated
 Debentures, net of applicable income taxes                        67,000               65,000            201,000          195,000

 Add-interest on 9% Senior Subordinated Convertible
 Debentures, net of applicable income taxes                       362,000              351,000          1,083,000        1,049,000

 Add-amortization   of  deferred   issuance  costs
 relating  to  9%  Senior Subordinated Convertible
 Debentures, net of applicable income taxes                        40,000               36,000            119,000          107,000
                                                              -----------          -----------        -----------      -----------
 Net earnings for diluted earnings per share                  $ 2,029,000          $ 1,858,000        $ 5,773,000      $ 5,273,000
                                                              ===========          ===========        ===========      ===========


 Weighted average number of shares used in calculation of
 basic earnings per share                                       5,614,000            5,538,000          5,598,000        5,507,000

 Add (deduct) incremental shares representing:

 Shares issuable upon exercise of stock options based on
 average market prices                                            330,000              236,000            270,000          226,000

 Shares issuable upon conversion of 8-1/2% Convertible
 Subordinated Debentures                                          333,000              333,000            333,000          333,000

 Shares issuable upon conversion of 9% Senior Subordinated
 Convertible Debentures                                         2,825,000            2,825,000          2,825,000        2,825,000
                                                              -----------          -----------        -----------      -----------
 Weighted average number of shares used in calculation of
 diluted earnings per share                                     9,102,000            8,932,000          9,026,000        8,891,000
                                                              ===========          ===========        ===========      ===========

 Diluted earnings per share                                   $      0.22          $      0.21        $      0.64      $      0.59
                                                              ===========          ===========        ===========      ===========
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